UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 30, 2016

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 30, 2016, CVR GP, LLC, the general partner of CVR Partners, LP (the "Partnership"), entered into an amendment of the employment agreement with Mark A. Pytosh. Mr. Pytosh is Chief Executive Officer and President of CVR GP, LLC, and is a named executive officer of the Partnership. The amendment extends the term of Mr. Pytosh's employment agreement through the first to occur of (i) December 31, 2017 and (ii) the termination or resignation of Mr. Pytosh's employment in accordance with the terms of his employment agreement. Except for the foregoing, the terms of Mr. Pytosh's employment agreement remains consistent with the terms of his existing agreement, as amended to date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 6, 2017

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ John R. Walter
John R. Walter
Senior Vice President, General Counsel and Secretary